SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported January 31, 2006)

NOMURA ASSET ACCEPTANCE CORPORATION

(as depositor under the Pooling and Servicing Agreement,

dated as of January 1, 2006, providing for the issuance of

Nomura Asset Acceptance Corporation, Alternative Loan Trust Series 2006-AP1, Mortgage Pass-Through Certificates)

NOMURA ASSET ACCEPTANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-126812	13-3672336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two World Financial Center, Building B, 21st Floor, New York, New York		10281
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 667-9300.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On January 31, 2006, a series of certificates, entitled Nomura Asset Acceptance Corporation, Alternative Loan Trust Series 2006-AP1, Mortgage Pass-Through Certificates (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of January 1, 2006 (the “Agreement”), attached hereto as Exhibit 4.1, among Nomura Asset Acceptance Corporation, as depositor (the “Depositor”), Nomura Credit & Capital, Inc., as sponsor (the “Sponsor”), GMAC Mortgage Corporation, as servicer (“Servicer”), Wells Fargo Bank, N.A., as securities administrator (“Securities Administrator”) and master servicer (“Master Servicer”) and HSBC Bank USA, National Association, as trustee (the “Trustee”). The Certificates consist of twelve (12) classes of certificates, designated as the “Class A-1 Certificates”, “Class A-2 Certificates”, “Class A-3 Certificates”, “Class A-4 Certificates”, “Class A-5 Certificates”, “Class A-IO Certificates”, “Class M-1 Certificates”, “Class M-2 Certificates”, “Class M-3 Certificates”, “Class X Certificates”, “Class P Certificates” and “Class R Certificates”. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund, consisting of a pool of mortgage loans (the “Mortgage Pool’”) of conventional, one- to four- family, fixed-rate, first lien mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of approximately $431,041,677.00 as of January 1, 2006. The Mortgage Loans were purchased pursuant to the Mortgage Loan Purchase Agreement, dated January 31, 2006, between the Sponsor and the Depositor. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-IO Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates were sold by the Depositor to Nomura Securities International, Inc. (the “Underwriter”) pursuant to the Underwriting Agreement, dated January 1, 2006, between the Depositor and the Underwriter, and the Terms Agreement, dated January 30, 2006.

The Certificates have the following initial Certificate Balances and Pass-Through Rates:

Class	Approximate Initial Certificate Principal Balance(1)		Initial Pass-Through Rate
A-1		$194,105,000	Floating
A-2		$95,043,000	5.515
A-3		$30,255,000	5.654
A-4		$39,848,000	6.013
A-5		$39,893,000	5.559
A-IO	$	Notional	4.500
M-1		$10,991,000	6.077
M-2		$8,620,000	6.516
M-3		$6,681,000	6.700

(1)	Approximate.

The Certificates, other than the Class X Certificates, Class P Certificates and Class R Certificates, and the Mortgage Loans are more particularly described in the Prospectus Supplement, dated January 30, 2006 (the “Prospectus Supplement”), and the Prospectus, dated September 27, 2005, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class X Certificates, Class P Certificates and the Class R Certificates have not been and will not be publicly offered by the Depositor. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Item 9.01	Financial Statements and Exhibits
(a)	Not applicable
(b)	Not applicable
(c)	Exhibits

Exhibit No.	Description
4.1

Pooling and Servicing Agreement, dated as of January 1, 2006, by and among Nomura Asset Acceptance Corporation, as Depositor, Nomura Credit & Capital, Inc., as Sponsor, GMAC Mortgage Corporation, as Servicer, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2006-AP1 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 2, 2006

NOMURA ASSET ACCEPTANCE CORPORATION

By:
Name:	John P. Graham
Title:	President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1	Pooling and Servicing Agreement, dated as of January 1, 2006, by and among Nomura Asset Acceptance Corporation, as Depositor, Nomura Credit & Capital, Inc., as Sponsor, GMAC Mortgage, as Servicer, Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2006-AP1 Certificates.	7